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                                  EXHIBIT (23)


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Annual Report (Form 10-K) of Dayton Hudson Corporation of our report dated March 18, 1994, included in the 1993 Annual Report to Shareholders of Dayton Hudson Corporation.

     Our audits also included the financial statement schedules of Dayton Hudson Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in Registration Statement Numbers 33-42364 and 33-59008 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement Number 2-72549 and Registration Statement Numbers
33-6918 and 33-66050 on Form S-8 of our report dated March 18, 1994, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Dayton Hudson Corporation.



                                                   /s/ Ernst & Young


Minneapolis, Minnesota
April 19, 1994